FORM 27

THE SECURITIES ACT

MATERIAL CHANGE REPORT UNDER SECTION (75) 2

Item 1.

Reporting Issuer

FNX MINING COMPANY INC., 56 Temperance Street, 4th Floor, Toronto, Ontario, M5H 3V5.

Item 2.

Date of Material Change

July 11, 2003.

Item 3.

Press Release

The Press Release was sent on July 11th, 2003 through CCN Matthews, Toronto Ontario.

Item 4.

Summary of Material Change

For further information, attached hereto is a copy of the Press Release.

Item 5.

Full Description of Material Change

For further information, attached hereto is a copy of the Press Release.

Item 6.

Reliance on Section 75(3) of the Act

Confidentiality is not requested.

Item 7.

Omitted Information

No information has been omitted in respect to the material change.

Item 8.

Senior Officer

Mr. Terry MacGibbon, President, [416] 628-5929.

Item 9.

Statement of Senior Officer

The foregoing accurately discloses the material changes referred to herein.

DATED  at Toronto this 14th day of July, 2003.

FNX MINING COMPANY INC.

Per:  _________________________________

Terry MacGibbon, President